UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 18, 2011

LaBARGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-05761	73-0574586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Clayton Road	63124
(Address of principal executive offices)	(Zip Code)

(314) 997-0800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act.

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events

LaBarge, Inc. (the “Company”) announced today that it has reached an understanding with the regional staff of the Securities and Exchange Commission (“SEC”) regarding the terms of a settlement that the regional staff has agreed to recommend to the SEC.  The proposed agreement, under which the Company will not admit or deny any wrongdoing, will, if approved by the SEC, fully resolve all claims against the Company relating to the formal investigation that the SEC commenced in June, 2009, relating to the Company's internal controls regarding its use of estimates of completion costs for certain long-term production contracts.  The proposed settlement includes the following principal terms:

•The Company will agree to a cease and desist order from future violations of securities laws; and

• The Company will pay a monetary penalty of $200,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2011

LaBARGE, INC.

By: /s/DONALD H. NONNENKAMP
Name: Donald H. Nonnenkamp Title: Vice President, CFO & Secretary